EXHIBIT 5.1

                     [Letterhead of Thacher Proffitt & Wood]





                                         April 30, 2002


Cendant Mortgage Capital LLC
3000 Leadenhall Road
Mt. Lauel, New Jersey 08054


                  Cendant Mortgage Capital LLC
                  Mortgage Pass-Through Certificates and
                  Mortgage-backed Notes Registration Statement on Form S-3
                  --------------------------------------------------------

Ladies and Gentlemen:

         We are counsel to Cendant Mortgage Capital LLC, a Delaware limited liability company (the "Registrant") in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of Mortgage Pass-Through Certificates (the "Certificates") and Mortgage-Backed Notes (the "Notes"; and together with the Certificates, the "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee to be identified in the prospectus supplement for such series of Certificates. The Notes are issuable in series under indentures (each such agreement, an "Indenture"; a Pooling and Servicing Agreement or an Indenture, an "Agreement"), between an issuer and an indenture trustee, to be identified in the prospectus supplement for such series of Notes. Each Agreement will be substantially in the form filed as an Exhibit to the Registration Statement.

         In rendering this opinion letter, we have examined the forms of the Agreements incorporated by reference in the Registration Statement, the Registration Statement and such other documents as we have deemed necessary including, where we have deemed appropriate, representations or certifications of officers of parties thereto or public officials. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In rendering this opinion letter, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants contained in any



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April 30, 2002                                                      Page 2.

document or (b) the conformity of the underlying assets and related documents to the requirements of the agreements to which this opinion letter relates, although we have no knowledge of anything relating to these matters that would affect our opinion.

         Our opinions set forth below with respect to the enforceability of any right or obligation under any agreement are subject to (i) general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (ii) bankruptcy, insolvency, receivership, reorganization, liquidation, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors or secured parties.

         In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, the laws of the State of New York and the Limited Liability Company Act of the State of Delaware as interpreted by judicial decisions. We do not express any opinion with respect to the securities laws of any jurisdiction or any other matter not specifically addressed in the opinions expressed below.

         Based upon and subject to the foregoing, it is our opinion that:

         1. Each Pooling and Servicing Agreement for a Series of Certificates, assuming the execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the Registrant in accordance with its terms.

         2. Each Indenture for a Series of Notes, assuming the execution and delivery thereof by the parties thereto, will be a valid and legally binding agreement under the laws of the State of New York, enforceable thereunder against the applicable issuer in accordance with its terms.

         3. Each series of Certificates, assuming the execution and delivery of the related Pooling and Servicing Agreement, the execution and authentication of such Certificates in accordance with that Pooling and Servicing Agreement and the delivery and payment therefor as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, fully paid and non-assessable and entitled to the benefits of that Pooling and Servicing Agreement.

         4. Each series of Notes, assuming the execution and delivery of the related Indenture, the execution and authentication of such Notes in accordance with that Indenture and the delivery and payment therefor as contemplated in the Registration Statement and the prospectus and prospectus supplement delivered in connection therewith, will be legally and validly issued and outstanding, binding obligations of the Issuer, fully paid and nonassessable and entitled to the benefits of that Indenture.

         5. The description of federal income tax consequences appearing under the heading "Material Federal Income Tax Consequences" in the prospectus contained in the


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April 30, 2002                                                          Page 3.

                   Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Certificates, is accurate with respect to those tax consequences which are discussed, and we hereby confirm and adopt that description as our opinion.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the headings "Material Federal Income Tax Consequences" and "Legal Matters", without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or "experts" within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

                                             Very truly yours,

                                             /s/ Thacher Proffitt & Wood